Exhibit 99.1

NETGEAR and Arlo Announce Closing of Initial Public Offering

SAN JOSE, Calif. — August 7, 2018 — NETGEAR, Inc. (NASDAQ: NTGR) and Arlo Technologies, Inc. (NYSE: ARLO) (“Arlo”), today announced the closing of Arlo’s initial public offering (“IPO”) of 11,747,250 shares of Arlo’s common stock at a price to the public of $16.00 per share, which included the underwriters’ full exercise of their option to purchase 1,532,250 shares to cover over-allotments. The shares began trading on the New York Stock Exchange under the symbol “ARLO” on August 3, 2018.

Upon the closing of the IPO, NETGEAR owned approximately 84.2% of the shares of Arlo’s outstanding common stock. This is based on 74,247,250 shares of Arlo’s common stock outstanding following the IPO.

BofA Merrill Lynch, Deutsche Bank Securities and Guggenheim Securities acted as lead book-running managers for the offering. Raymond James, Cowen and Imperial Capital acted as joint book-running managers for the offering.

The offering was made only by means of a prospectus. A copy of the final prospectus related to the offering may be obtained from BofA Merrill Lynch, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001, Attn: Prospectus Department or by e-mailing: dg.prospectus_requests@baml.com; from Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005 or by telephone at 800-503-4611 or by e-mailing: prospectus.CPDG@db.com; or from Guggenheim Securities, LLC, Attn: Equity Syndicate Department, 330 Madison, 8th Floor, New York, NY 10017, or by telephone at (212) 518-9658, or by email to GSEquityProspectusDelivery@guggenheimpartners.com.

A registration statement relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NETGEAR, Inc.

NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. NETGEAR’s products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which NETGEAR’s products are sold. NETGEAR products are sold in approximately 27,000 retail locations around the globe, and through approximately 23,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. NETGEAR’s headquarters are in San Jose, Calif., with additional offices in approximately 25 countries.

About Arlo Technologies, Inc.

Arlo (NYSE: ARLO) is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, advanced baby monitors and smart security lights.

©2018 NETGEAR, Inc., NETGEAR and the NETGEAR logo are trademarks and/or registered trademarks of NETGEAR, Inc. and certain of its affiliates in the United States and/or other countries. Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Neither NETGEAR nor Arlo shall be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Cautionary Statement Regarding Forward-Looking Statements:

Statements in this press release contain forward-looking statements that are subject to substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR’s or Arlo’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding the initial public offering of Arlo. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, among others, market conditions, unforeseen regulatory issues and the failure to satisfy any of the conditions to such transaction that may cause results to differ materially from the statements set forth in this press release. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and Arlo and their respective businesses are detailed in NETGEAR’s and Arlo’s filings with the U.S. Securities and Exchange Commission. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR and Arlo undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Relations:

press@arlo.com

949-438-1088

Investors:

NETGEAR Investor Relations

netgearIR@netgear.com

Arlo Investor Relations

investors@arlo.com

Source: NETGEAR-F

Source: Arlo-F

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